
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Multi Market Portfolio L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                      11,906,105
<SECURITIES>                                         0
<RECEIVABLES>                                   41,222
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              12,169,963<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                12,169,963<F2>
<SALES>                                              0
<TOTAL-REVENUES>                               358,079<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,468,503
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,110,424)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,110,424)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,110,424)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $221,008 and due from DWR of $1,628.
<F2>Liabilities include redemptions payable of $184,964 accrued brokerage fee (DWR) of $14,948, accrued transaction fees and costs of $2,350 and accrued management fees of $30,419.
<F3>Total revenue includes realized trading revenue of $611,589 net change in unrealized of ($755,582) and interest income of $502,072.

